UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022 (March 25, 2022)

Basanite, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2041 NW 15th Avenue, Pompano Beach, Florida 33069

(Address of principal executive offices) (Zip Code)

954-532-4653

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2022, the Board of Directors (the “Board”) of Basanite, Inc. (the “Company”) appointed Simon R. Kay (“Kay”) as the Company’s Chief Executive Officer and President. Additionally, until the Company hires a full time Chief Financial Officer, Kay will serve as Acting Interim Chief Financial Officer of the Company. The terms of Kay’s employment with the Company and his job description are provided for in an Employment Agreement, dated March 25, 2022 (the “Employment Agreement”), between the Company and Kay.

As previously reported, on January 20, 2022, the Company entered into a Transition Services Agreement (the “TSA”) with Kay in connection with the commencement of a search by the Company for a permanent principal executive officer for the Company. Prior to the execution of the TSA, Kay had been providing services to the Company under a consulting agreement. After further consideration, the Board and Kay have agreed that he should be the Company’s permanent principal executive officer (subject to the terms of the Employment Agreement). Pursuant to the terms of the Employment Agreement, the TSA has been terminated (except for the provisions which expressly survive termination).

Under the terms of the Employment Agreement, Kay’s term of employment is for two years (i.e., until March 25, 2024), and the Employment Agreement shall automatically be extended for successive one year terms unless either party provides 60 days’ notice of their intention not to extend the term, or if Kay’s employment is terminated earlier pursuant to the terms of the Employment Agreement. Kay will be compensated at an annual base salary of $250,000, payable in accordance with the Company’s payroll practices (the “Annual Base Salary”). Kay is also eligible to receive a cash bonus of $100,000 upon the Company’s achievement of both: (i) an uplisting of the Company from the OTCQB Market to any tier of the Nasdaq, New York Stock Exchange, or NYSE American; and (ii) the Company achieving positive cash flow under U.S. generally accepted accounting principles for any fiscal quarter, as disclosed in the Company’s annual or periodic filings with the Securities and Exchange Commission. Kay may also receive discretionary Annual Base Salary increases or cash or equity-based bonuses as determined by the Board or a designated committee thereof and, subject to Kay qualifying for the same at reasonable cost to the Company, the Company shall provide and pay the premium to insure Kay with life insurance in the amount of five hundred thousand dollars ($500,000.00).

Kay has also been issued warrant entitling him to purchase up to an aggregate 2,000,000 (two million) shares of common stock of the Company at an exercise price of $0.33 per share, with a “cashless exercise” provision (the “Warrant”). One million shares of the Warrant shall vested upon execution of the Employment Agreement, and the remaining one million shares vest on the first anniversary of the execution of the Employment Agreement. The Warrant can be exercised for a time period of five years (i.e., until March 25, 2027).

Kay can be terminated with or without “cause” (as defined in the Employment Agreement), and Kay may terminate his employment for “good reason” as defined in the Employment Agreement. Kay’s employment will also be terminated on his death and may be terminated upon is disability (as defined in the Employment Agreement).

Upon termination of employment by the Company with “cause” or by Kay without “good reason”, Kay shall be entitled to receive (i) his Annual Base Salary earned through the date of termination, (ii) any bonus (should any have been approved by the Board in its discretion) earned but not paid as of the date of termination, and (iii) compensation previously deferred by Kay (together with any accrued interest or earnings thereon as may have been approved by the Board), and (iv) any accrued and unused vacation pay (as the same may have been approved by the Board) through the date of termination (the “Accrued Obligations”).

Upon termination of employment on account of Kay’s death or disability, Kay (or his heirs) shall be entitled to receive (i) the Accrued Obligations and (ii) reimbursement for premiums paid for continuation of Kay’s and/or his family’s group health benefits under the Consolidated Omnibus Reconciliation Act (“COBRA”) if Executive or his legal representative timely exercises his option to continue such benefits under COBRA (the “COBRA Continuation Benefit”).

Upon termination by the Company without “cause” or by Kay with “good reason”, Kay shall be entitled (subject to his execution and non-revocation of a general release in favor of the Company) to (i) the Accrued Obligations, (ii) a lump sum cash amount equal to Kay’s then current Annual Base Salary, (iii) the COBRA Continuation Benefit up to the 12 month anniversary of the date of Termination; and (iv) all equity awards (if any) granted by the Company to, or otherwise held by Kay shall immediately vest in full and any repurchase provisions (other than fair market value repurchase provisions) shall lapse and may be exercised and/or settled in accordance with the applicable plan or award agreement.

The Employment Agreement also contains customary terms relating to confidentiality and intellectual property, directors’ and officers’ insurance, Kay’s participation in Company benefit plans, Kay’s receipt of certain fringe benefits, non-solicitation, non-disparagement and limitations on service to other companies that are directly competitive with the Company.

The foregoing description of the Warrant and the Employment Agreement are a summary only and does not purport to be complete and, is qualified in its entirety by reference to the full text of such documents (copies of which is attached hereto as Exhibit 4.1 and 10.1, respectively), which full texts are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
4.1	Warrant issued to Simon R. Kay, dated March 25, 2022.
10.1	Employment Agreement, dated March 25, 2022, between the Company and Simon R. Kay.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2022	BASANITE, INC.

	By:	/s/ Simon R. Kay
Name: Simon R. Kay
Title: Acting Interim President and Chief Executive Officer